SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 11, 2005
                                                        (March 11, 2005)


                             M & F Worldwide Corp.
                             ---------------------
            (Exact name of Registrant as specified in its charter)


      Delaware                        001-13780            02-0423416
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(State or other jurisdiction        (Commission          (IRS Employer
of incorporation)                   File Number)         Identification No.)


35 East 62nd Street
New York, New York                                                 10021
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:      (212) 572-8600
                                                    ---------------------------


                                      N/A
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        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
              ----------------------------------------------

         The following disclosure is being furnished pursuant to Item 2.02 of this Form 8-K:

         On March 11, 2005, M & F Worldwide Corp. issued a press release announcing its results for the fourth quarter and year ended December 31, 2004. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
              ----------------------------------

         (c)   Exhibits

         99.1  Press Release, dated March 11, 2005

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            M & F WORLDWIDE CORP.


Date:  March 11, 2005                       By: /s/ Barry F. Schwartz, Esq.
                                                ------------------------------
                                                Name:  Barry F. Schwartz, Esq.
                                                Title: Executive Vice President
                                                         and General Counsel

                                 EXHIBIT INDEX

   Exhibit No.      Document
   -----------      --------

       99.1         Press Release, dated March 11, 2005

                                                         Contact: Chris Taylor

                                                                (212) 572-5988


                          M & F WORLDWIDE CORPORATION
                REPORTS INCOME FOR 2004 FOURTH QUARTER AND YEAR


New York, NY - March 11, 2005 - M & F Worldwide Corp. (NYSE: MFW - News), today reported results for the fourth quarter and year ended December 31, 2004.

Revenues for the 2004 fourth quarter were $21.7 million, as compared to $22.6 million in the prior year quarter. The Company's revenues were lower in the 2004 quarter primarily due to decreased domestic licorice and non-licorice sales to the United States and international tobacco industries resulting from lower shipment volume related for the most part to higher excise taxes on tobacco products in European markets. These decreases were partially offset by increased foreign sales volume due in part to a favorable exchange translation effect on the Company's Euro denominated revenues. Net income from continuing operations was $8.6 million for the 2004 quarter, compared to $6.0 million for the 2003 quarter. The increase in net income in 2004 despite the decrease in sales mainly resulted from the reversal of tax reserves due to the favorable resolution of certain prior years' foreign tax audits. Basic earnings per common share from continuing operations were $0.46 in the 2004 quarter and $0.32 per common share in the 2003 quarter. Diluted earnings per common share from continuing operations were $0.43 in the 2004 quarter and $0.30 per common share in the 2003 quarter.

Revenues for the year ended December 31, 2004 were $93.4 million as compared to $95.7 million in the prior year. The Company's revenues were lower in 2004 primarily due to decreased domestic licorice and non-licorice sales to the United States tobacco industry, partially offset by increased domestic sales to international tobacco customers. The decline in revenue was caused principally by some customers' inventory reductions and shifting of production overseas by several large customers. Other non-licorice sales decreased in the 2004 period compared to the 2003 period due to the Company's decision to discontinue selling certain of these products, while foreign revenues increased mainly due to a favorable exchange translation effect on the Company's Euro denominated sales. Net income from continuing operations was $25.2 million for the 2004 period compared to $22.6 million for the 2003 period. Net income for the 2004 period was higher compared to 2003 despite the decrease in sales and increase in expenses related to the write-off of deferred financing costs of $1.5 million in 2004 as a result of lower interest expense and the reversal of tax reserves due to the favorable resolution of certain prior years' foreign tax audits. Basic earnings per common share from continuing operations were $1.35 in the 2004 period and $1.23 in the 2003 period. Diluted earnings per common share from continuing operations were $1.26 in the 2004 period and $1.18 in the 2003 period.

Management of the Company has completed its assessment of internal controls over financial reporting and concluded that its internal controls are effective. The Company has also received an unqualified opinion from Ernst & Young reporting no material weaknesses.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company's Securities and Exchange Commission filings and others, the following factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the
Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice products are used; (c) additional governmental regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice products are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

                              - table to follow -


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

                                         M & F Worldwide Corp. and Subsidiaries

                                            Consolidated Statements of Income
                                          (in millions, except per share data)


                                                                           Three Months Ended            Year Ended
                                                                              December 31,               December 31,
                                                                         -----------------------    -----------------------
                                                                           2004         2003          2004         2003
                                                                         ----------   ----------    ----------   ----------

Net revenues                                                               $ 21.7       $ 22.6        $ 93.4       $ 95.7

Cost of revenues                                                             10.8         10.4          45.1         46.3
                                                                         ----------   ----------    ----------   ----------

Gross profit                                                                 10.9         12.2          48.3         49.4

Selling, general and administrative expenses                                  4.9          3.9          17.2         16.3
                                                                         ----------   ----------    ----------   ----------
Operating income                                                              6.0          8.3          31.1         33.1

Interest income                                                               0.5          0.3           1.3          1.2

Interest (expense)                                                              -         (0.6)         (1.2)        (2.9)

Other (expense) income                                                       (0.1)         1.6          (2.4)         1.7
                                                                         ----------   ----------    ----------   ----------

Income from continuing operations before income taxes                         6.4          9.6          28.8         33.1

Benefit / (provision) for income taxes                                        2.2         (3.6)         (3.6)       (10.5)
                                                                         ----------   ----------    ----------   ----------

Net income from continuing operations                                         8.6          6.0          25.2         22.6

Gain from discontinued operations, net of taxes                                 -            -             -          0.6
                                                                         ----------   ----------    ----------   ----------
Net income                                                                 $  8.6       $  6.0        $ 25.2       $ 23.2
                                                                         ==========   ==========    ==========   ==========


Basic earnings per common share:
    Undistributed earnings from continuing operations                       $ 0.46       $ 0.32        $ 1.35       $ 1.23
    Undistributed earnings from discontinued operations                         -                          -          0.04
                                                                         ----------   ----------    ----------   ----------
       Total common stock                                                   $ 0.46       $ 0.32        $ 1.35       $ 1.27
                                                                         ==========   ==========    ==========   ==========

Diluted earnings per common share:
    Undistributed earnings from continuing operations                       $ 0.43       $ 0.30        $ 1.26       $ 1.18
    Undistributed earnings from discontinued operations                         -            -             -          0.03
                                                                         ----------   ----------    ----------   ----------
       Total common stock                                                   $ 0.43       $ 0.30        $ 1.26       $ 1.21
                                                                         ==========   ==========    ==========   ==========
